UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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FACTSET RESEARCH SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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November 10, 2006

Dear Stockholder:

You are cordially invited to attend the Fiscal 2006 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held at our corporate headquarters at 601 Merritt 7, Norwalk, CT 06851 on Tuesday, December 19, 2006, at 2:00 p.m. Eastern Standard Time. I look forward to greeting you at the meeting.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to return promptly the enclosed proxy in the accompanying postage-paid envelope, vote using the Internet at http://www.proxyvoting.com/fds or vote by telephone by calling 1-866-540-5760.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,

Philip A. Hadley
Chairman of the Board and Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 19, 2006
2:00 p.m. Eastern Standard Time

To Our Stockholders:

The Annual Meeting of Stockholders of FactSet Research Systems Inc. (“FactSet” or the “Company”), a Delaware corporation will be held at FactSet’s corporate headquarters at 601 Merritt 7, Norwalk, CT 06851, on Tuesday, December 19, 2006, at 2:00 p.m. Eastern Standard Time for the following purposes:

1.	To elect two members of the Board of Directors for three-year terms.

2.	To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2007.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on October 23, 2006 are entitled to notice of, and to vote at, this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Rachel R. Stern
Vice President, General Counsel
and Secretary

Norwalk, Connecticut
November 10, 2006

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote at your earliest convenience by returning the enclosed proxy card, voting by telephone at 1-866-540-5760 or by using the Internet at http://www.proxyvoting.com/fds. Internet and telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Standard Time, on December 18, 2006. Promptly using the Internet or telephone to vote or returning the enclosed proxy card will save us incremental expenses associated with additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed. Voting using the Internet or sending in your proxy will not prevent you from voting your shares in person by ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

FACTSET RESEARCH SYSTEMS INC.
601 Merritt 7
Norwalk, Connecticut 06851

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS
To Be Held December 19, 2006

The Board of Directors of FactSet Research Systems Inc. (the “Company” or “FactSet”) delivers this Proxy Statement, form of proxy and voting instructions, which is first being mailed to FactSet’s stockholders on November 10, 2006, in connection with the solicitation of proxies and which will be voted at the Annual Meeting of Stockholders of FactSet (the “Meeting”). The Meeting will be held at 2:00 p.m. Eastern Standard Time on Tuesday, December 19, 2006, at 601 Merritt 7 Norwalk, CT 06851, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Your vote is important. Stockholders of record may vote their proxies by Internet, telephone or mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. The cost of the solicitation of proxies will be borne by FactSet.

The only outstanding voting security of FactSet is its Common Stock, $0.01 par value per share (the “Common Stock”). Stockholders of record at the close of business on October 23, 2006 will be entitled to vote at the Meeting on the basis of one vote for each share of Common Stock held. On October 23, 2006, there were 48,990,530 shares of Common Stock outstanding.

I. Director and Executive Officer Information

Information Regarding the Board of Directors, Related Committees and Executive Officers

The Board of Directors (the “Board”) and related Committees of the Company are served by:

Scott A. Billeadeau, Director. Mr. Billeadeau, age 45, joined Fifth Third Asset Management (“Fifth Third”) in March of 2003 with the combination of Paladin Investment Associates, LLC (“Paladin”) with Fifth Third. He is the Director of small-cap and mid-cap growth strategies and is responsible for managing nearly $1 billion in assets. Prior to joining Fifth Third, he was a Principal, Founder and Senior Portfolio Manager with Paladin. Paladin was founded via a management buyout of Investment Advisors, Inc. in 2000. Prior to co-founding Paladin, Mr. Billeadeau spent eight years managing over $2 billion in small-cap and mid-cap assets for Bank of America and Nations Bank. Mr. Billeadeau began his career in 1985 with American Express Financial Advisers, previously IDS Financial Services, Inc., where he was a quantitative analyst. Mr. Billeadeau received a B.A. in Economics from Princeton University and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute. Mr. Billeadeau is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee and has served on the Board since January 2001. He was also the Lead Independent Director and a member of the Compensation Committee until September 19, 2005. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2006. Mr. Billeadeau is nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders for fiscal 2009.

Michael F. DiChristina, President, Chief Operating Officer and Director. Mr. DiChristina, age 44, joined FactSet in 1986 as a Software Engineer and held the position of Director of Software Engineering from 1990 to 1999. Prior to joining FactSet, Mr. DiChristina was a Software Engineer at Morgan Stanley & Co. Mr. DiChristina received a B.S. in Electrical Engineering from Massachusetts Institute of Technology. Mr. DiChristina has served on the Board since March 2000. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2008.

Michael D. Frankenfield, Senior Vice President and Director of U.S. Investment Management Services. Mr. Frankenfield, age 41, joined the Company in 1989 within the Consulting Services Group. From

1990 to 1994, Mr. Frankenfield held the position of Vice President, Sales with the Company. From 1995 to 2000 Mr. Frankenfield was Director of Investment Banking Sales with the Company. From 2000 until 2005, Mr. Frankenfield was Director of Sales and Marketing with FactSet. During September 2005, Mr. Frankenfield was named to his current position of Director of Investment Management Products & Services. Mr. Frankenfield received a B.A. in Economics and International Relations from the University of Pennsylvania and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.

Philip A. Hadley, Chairman of the Board of Directors, Chief Executive Officer and Director. Mr. Hadley, age 44, was named Chairman and Chief Executive Officer of FactSet on September 5, 2000. Mr. Hadley joined FactSet in 1985 as a Consultant. From 1986 to 1989, Mr. Hadley was our Vice President, Sales. From 1989 to 2000, Mr. Hadley was Senior Vice President and Director of Sales and Marketing with FactSet. Prior to joining the Company, Mr. Hadley was employed by Cargill Corporation. Mr. Hadley received a B.B.A. in Accounting from the University of Iowa and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute. Mr. Hadley has served on the Board since September 2000. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2006. Mr. Hadley is nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders for fiscal 2009.

Joseph E. Laird, Jr., Director. Mr. Laird, age 61, serves as Chairman and Chief Executive Officer of Laird Squared LLC, an investment banking company that he formed in January 1999, exclusively to serve the database information services industry. From 1989 to 1999, Mr. Laird was a Managing Director of Veronis, Suhler & Associates, a leading specialty merchant bank that serves the media and information industries. From 1982 to 1989, he was an institutional equity salesman and a senior securities analyst of database information services for Hambrecht & Quist. From 1975 to 1982, Mr. Laird was an institutional equity salesman and investment strategist for PaineWebber Mitchell Hutchins. Mr. Laird is also a director of The Advisory Board Company, which specializes in best practices research and analysis related to the management of companies in the health care industry. Mr. Laird is the Chairman of the Compensation Committee, a member of the Audit Committee and has served on the Board since 1993. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2007.

James J. McGonigle, Director. Mr. McGonigle, age 43, serves as a director and Chairman of the Board of The Corporate Executive Board Company, which specializes in providing to corporations best practices research and analysis focusing on corporate strategy, operations and general management issues. Mr. McGonigle has served as Chairman of the Board of The Corporate Executive Board Company since March 2001. From 1998 to March 2001, Mr. McGonigle served as the Chief Executive Officer and a director of The Corporate Executive Board Company. From 1995 to 1998, Mr. McGonigle served as the General Manager of the corporate division of The Advisory Board Company. Mr. McGonigle was a consultant in the Financial Institutions Group at McKinsey & Company from 1990 to 1995. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School. Mr. McGonigle has served on the Board since May 2002 and is the Chairman of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. On September 19, 2005, Mr. McGonigle was named the Lead Independent Director. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2007.

Walter F. Siebecker, Director. Mr. Siebecker, age 65, serves as President of Burgess Consulting LLC. Mr. Siebecker was a managing director of the Depository Trust and Clearing Corporation (“DTC”). He joined the National Securities Clearing Corporation (“NSCC”), a subsidiary of DTC, in 1996 as a Managing Director in charge of the organization’s Annuity Processing Service. Mr. Siebecker’s background is in retail and institutional investment services in the domestic and global markets. Prior to joining NSCC, Mr. Siebecker was a consultant to the Trading Services Division at Lehman Brothers and spent 16 years at Salomon Smith Barney Inc., where he was responsible for the Operations Division as Executive Vice President and Chief Operations Officer. Mr. Siebecker is a member of the Audit Committee and the Nominating and Corporate Governance Committee and has served on the Board since November 1997. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2008.

Charles J. Snyder, Vice Chairman of the Board of Directors and Director. Mr. Snyder, age 64, a co-founder of FactSet in 1978, retired as President and Chief Technology Officer of the Company on August 31, 1999. At that time he became Vice Chairman of the Board and agreed to continue as a consultant to FactSet’s engineering and technology groups. In conjunction with FactSet’s announcement of Howard Wille’s retirement as Chief Executive Officer of FactSet effective May 22, 2000, Mr. Snyder was named our interim Chief Executive Officer. Mr. Snyder acted as interim Chief Executive Officer of FactSet until September 5, 2000, at which time Philip A. Hadley was named Chairman and Chief Executive Officer. From 1964 to 1977, Mr. Snyder worked for Faulkner, Dawkins & Sullivan, Inc., eventually becoming Director of Computer Research, a position he retained with Shearson Hayden Stone, Inc. after its acquisition of Faulkner, Dawkins & Sullivan, Inc. in 1977. Mr. Snyder has been a Director of FactSet since its formation in 1978. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2007.

Townsend Thomas, Senior Vice President and Chief Content Officer. Mr. Thomas, age 43, joined the Company in 1985 as a Software Engineer and held the position of Director of Systems Engineering from 1990 to 1999. From 1999 until 2005, when he assumed his current role, Mr. Thomas was the Chief Technology Officer. Mr. Thomas received a B.S. in Electrical Engineering from Massachusetts Institute of Technology.

Peter G. Walsh, Senior Vice President, Chief Financial Officer and Treasurer. Mr. Walsh, age 41, joined the Company in 1996 as Vice President, Planning and Control within the Company’s Finance group. Mr. Walsh held the position of Vice President, Director of Finance from 1999 until 2001. From late 2001 to February 28, 2005, Mr. Walsh occupied the position of Vice President Regional Sales Manager of the U.S. Southeast Region. On March 1, 2005 he assumed the position of Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining FactSet, Mr. Walsh held several positions at Arthur Anderson & Co. Mr. Walsh received a B.S. in Accounting from Fairfield University. He is a CPA licensed in the state of New York, has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.

Information Regarding the Board of Directors and Its Committees

The Company’s Board of Directors met five times during fiscal 2006, of which four were regularly scheduled meetings. The Board of Directors has three standing Committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. All directors attended 100% of the meetings of the full Board. All directors who served on committees of the Board attended 75% or more of the meetings of the committees on which they served during fiscal 2006.

Compensation Committee:  The Compensation Committee has two members, Messrs. Laird (Chairman) and McGonigle. The Compensation Committee met four times during fiscal 2006. The primary responsibilities of the Compensation Committee are to (a) review and approve the compensation policies for the Chief Executive Officer and other key executive officers of the Company, (b) oversee the Company’s administration of its equity-based compensation policies, (c) approve grants of stock options to officers and employees of the Company under its stock option plans, and (d) establish annual performance goals for the Company’s principal executive officers and assess the quality of the performance of those executive officers. Until September 19, 2005, Mr. Billeadeau was also a member of the Compensation Committee.

Audit Committee:  The Audit Committee has three members: Messrs. Billeadeau (Chairman), Laird and Siebecker. The Audit Committee met six times during fiscal 2006. The Board has determined that all members of the Audit Committee are independent under the standards of the New York Stock Exchange. The Board of Directors has determined that Mr. Billeadeau also qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. On September 19, 2005, Mr. Billeadeau was named Chairman of the Audit Committee and Mr. Laird became a member of the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight review of FactSet’s external financial reporting processes. Its primary responsibilities include: meeting with financial management and the independent auditors to review our system of internal controls; assessing the quality of FactSet’s accounting principles and financial reporting; reviewing the external audit process as conducted by FactSet’s independent auditors; reviewing the financial information provided to shareholders and other external parties; and preparing the report of the Audit Committee included in the definitive proxy statement on a yearly basis.

Nominating and Corporate Governance Committee:  The Nominating and Corporate Governance Committee has three members: Messrs. McGonigle (Chairman), Siebecker and Billeadeau. The Nominating and Corporate Governance Committee met two times during fiscal 2006 and all members of the Committee attended. Its duties include reviewing the qualifications of candidates for nomination as Directors, making recommendations to the Board regarding prospective nominees to the Board, making recommendations to the Board regarding corporate governance issues and, as appropriate, assisting in succession planning for senior management of FactSet. The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written communications to FactSet’s Secretary.

Director Compensation.  Philip A. Hadley and Michael F. DiChristina, as officers of FactSet during fiscal 2006, received no compensation for serving on the Board of Directors. On December 20, 2004, the Compensation Committee established a compensation policy for non-employee Directors whereby each such Director receives an annual retainer of $25,000 in addition to 4,500 non-qualified stock options. Following a Board resolution of October 18, 2006, these awards for each director’s service on the Board will be made on January 15 (or the next succeeding business day, if such date is not a business day) of each year.. The exercise price of each non-qualified stock option is the closing price of FactSet’s common shares on the date of grant. Under the new policy, each Audit Committee member receives an additional $2,500 per year for his service. Each Committee chairman receives $2,500 per annum for his service as Committee chairman. Upon election, each non-employee Director received a one-time grant of options to purchase 10,000 shares of FactSet common stock. In accordance with the non-employee Director compensation policy enacted on December 20, 2004, new Directors will receive options to purchase up to 25,000 shares of FactSet common stock, to be determined by the Compensation Committee at the time of nomination. Non-qualified stock options granted to Directors vest ratably at 20% per year over five years upon the anniversary date of each grant and expire ten years from the date the options were granted. Each non-employee Director is entitled to one FactSet password at no charge. The password provides access to the FactSet system to allow Directors to use FactSet’s suite of products and services.

Corporate Governance

FactSet’s Board has adopted corporate governance guidelines which help govern the Company. You can access these corporate governance guidelines, along with other materials such as each of our Board Committee charters at the Corporate Governance Highlights page of the Investor section of our website at www.factset.com or request a free copy by contacting Investor Relations at FactSet Research Systems Inc., 601 Merritt 7, Norwalk, CT 06851. Directors are expected to attend regularly and participate in meetings of the Board and of committees on which the Director serves. The Company does not have a policy with regard to Directors’ attendance at annual shareholder meetings; no non-employee Directors other than Mr. Billeadeau attended the annual meeting for fiscal year 2005.

Director Independence

On October 18, 2006, the Company’s Board of Directors reviewed the independence of its Directors under the applicable standards of the New York Stock Exchange. The Board of Directors determined that each of Messrs. Billeadeau, Laird, McGonigle and Siebecker is independent under those standards. The independent Directors constitute a majority of the directors of the Company. Mr. McGonigle serves as the Lead Independent Director as the chairman of the Nominating and Corporate Governance Committee. He presides over executive sessions of the non-management Directors. The independent Directors and the non-management Directors, respectively, meet at least four times annually after the end of each scheduled quarterly meeting of the Board of Directors.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. A copy of the charter of the Nominating and Corporate Governance Committee may be found on the Company’s website at www.factset.com on the Corporate Governance Highlights page of the Investor section. The members of the Nominating and Corporate Governance Committee are independent under the listing standards of the New York Stock Exchange.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in written communications to FactSet’s Secretary prior to August 1 for the ensuing election. Any such communication must follow the guidelines set forth in the FactSet Research Systems Inc. Director Nominee Selection Policy, a copy of which may be found on the Corporate Governance Highlights page of the Investor section of the Company’s website. The policy lists selection criteria including integrity, professionalism and sound business judgment. The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with its policy under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee will select nominees for directors pursuant to the following process:

•	the identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from directors and senior management, recommendations by shareholders and potentially a director search firm;

•	a review of each candidate’s qualifications by the Nominating and Corporate Governance Committee to determine which candidates best meet the Board’s required and desired criteria;

•	interviews of an interested candidate by the Chairman of the Nominating and Corporate Governance Committee, at least one other committee member and the Chief Executive Officer;

•	a report to the Board by the Nominating and Corporate Governance Committee on the selection process;

•	the recommendation of a nominee to the Board; and

•	the formal nomination by the Board for inclusion in the slate of directors for the annual meeting of stockholders or appointment by the Board to fill a vacancy between shareholder meetings.

The Nominating and Corporate Governance Committee requires: (i) the candidate’s full name, address, email and phone number; (ii) a statement by the candidate that he or she wishes to be nominated and is willing and able to serve as a director; (iii) a statement of the good faith belief by the proposing stockholder that the candidate meets the Company’s criteria, and (iv) such other written documentation as the Committee may request to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in the FactSet Bylaws, Corporate Governance Guidelines and the FactSet Research Systems Inc. Director Nominee Selection Policy, available on the Company’s website. The Company has never paid a fee to any third party to identify, or evaluate or assist in identifying or evaluating, potential nominees. FactSet has not rejected the candidacy of any nominees recommended by a stockholder that owned more than 5% of the Company’s common stock held for at least one year prior to the date the recommendation was made.

Contacting the Board

Stockholders and other interested parties may contact the Board or the Lead Independent Director by sending their correspondence to: Board of Directors, c/o Corporate Secretary, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, CT 06851; facsimile number: 203-810-1001; email address: board@factset.com. The Corporate Secretary will review all communications and forward them to the Chairman of the Board or the Lead Independent Director. The Corporate Secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the Chairman of the Board or the Lead Independent Director (solicitations will not be recorded or forwarded). Any communications received by the Chairman or Lead Independent Director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters.

Code of Business Conduct

The Company has adopted a Code of Business Conduct and Ethics that applies to all the Company’s employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.factset.com on the Corporate Governance Highlights page of the Investor section. You may also request a copy of the Code of Business Conduct and Ethics by writing or calling us at Investor Relations, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, CT 06851. Any amendment to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments), and any waiver of a provision of the Code that applies to a member of our Board or one of our executive officers will be promptly disclosed on the Corporate Governance Highlights page of the Investor section of our website.

AUDIT COMMITTEE REPORT

The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of our financial reporting and accounting systems and controls. The Board has reviewed the New York Stock Exchange listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Audit Committee has a direct line of communication with PricewaterhouseCoopers LLP, FactSet’s independent public auditors.

The responsibilities of the Audit Committee are set forth in its Charter which is included as Exhibit 1 to this proxy statement. In fulfilling its responsibility, the Audit Committee discusses with our independent public auditors the overall scope and specific plans for their audit. The Audit Committee has reviewed FactSet’s audited financial statements for fiscal 2006 with management and with PricewaterhouseCoopers LLP. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting our financial statements. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP matters such as the quality and acceptability of FactSet’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from PricewaterhouseCoopers LLP written disclosures concerning such auditors’ independence from FactSet and has discussed with PricewaterhouseCoopers LLP its independence, as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee recommended to the Board of Directors and the Board has approved the selection of the independent public auditors.

In reliance on the reviews and discussions conducted with management and the independent public auditors, the Audit Committee has recommended to the Board and the Board has approved the inclusion of the audited financial statements for fiscal year ended August 31, 2006 be included in our 2006 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Scott A. Billeadeau, Chairman             Joseph E. Laird, Jr.             Walter F. Siebecker

Independent Auditors

PricewaterhouseCoopers LLP was the independent auditing firm of FactSet’s financial statements for fiscal 2006. Representatives of PricewaterhouseCoopers LLP will be at the Meeting to respond to appropriate questions and make a statement should they desire to do so. In addition to performing the audit services for fiscal 2006, we also retained PricewaterhouseCoopers LLP to perform other audit-related and non-audit related services during the year. The aggregate fees billed by PricewaterhouseCoopers LLP in connection with audit and non-audit services rendered for fiscal 2006 were as follows:

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services PricewaterhouseCoopers LLP provided during fiscal years 2006 and 2005:

	2006	2005
Audit fees (1)	$408,000	$450,000
Audit-related fees (2)	47,500	84,904
Tax fees (3)	—	8,295
All other fees (4)	84,700	137,970
Total	$540,200	$681,169

(1)	Represents fees for professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for assurance services related to the audit of our annual financial statements and for professional services related to the audits of our employee benefit plans.

(3)	Represents fees for tax services provided in connection with our expatriate tax program.

(4)	All other fees represent fees for services provided to FactSet which are otherwise not included in the categories above. These fees primarily consist of fees billed for consulting services to calculate our multi-jurisdictional sales tax liabilities.

The Audit Committee has determined that the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be rendered by PricewaterhouseCoopers LLP. During 2006, all professional services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with this policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Directors and Executive Officers to file reports of holdings and transactions in FactSet stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that for fiscal 2006, all reports for our Executive Officers, Directors and beneficial owners of more than 10% of FactSet’s Common Stock that were required to be filed pursuant to Section 16 of the Exchange Act were timely filed, except the inadvertent late filing of a Form 4 on January 5, 2006 by Messrs. Laird, Billeadeau, Snyder, Siebecker and McGonigle who were granted stock options to purchase our common stock on December 21, 2005. On August 30, 2006, late filings of Form 4 were filed by Messrs. Hadley, DiChristina, Frankenfield, Walsh and Thomas who were granted stock options to purchase our common stock on August 14, 2006.

Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management

The following table sets forth, as of October 23, 2006, certain information regarding the beneficial ownership of the Company’s Common Stock by (1) each person whom we know beneficially owns more than 5% of the outstanding shares of the Common Stock, (2) each Director and the named Executive Officers of the Company, and (3) all Directors and Executive Officers of the Company as a group.

Name	Beneficial Ownership of Common Stock at October 23, 2006	Percentage of Common Stock (2)
Philip A. Hadley (1)(3)	1,279,668	2.56%
Charles J. Snyder (1)(4)	4,164,510	8.32
Michael F. DiChristina (1)(5)	375,295	0.75
Michael D. Frankenfield (1)(6)	255,020	0.51
Townsend Thomas (1)(7)	596,099	1.19
Peter G. Walsh (1)(8)	88,695	**
James J. McGonigle (1)(9)	20,700	**
Scott A. Billeadeau (1)(10)	25,800	**
Joseph E. Laird, Jr. (1)(11)	41,800	**
Walter F. Siebecker (1)(12)	96,315	**
Waddell & Reed Financial, Inc. (13)	2,981,311	5.96
T. Rowe Price Associates, Inc. (14)	3,886,749	7.77
All Directors and Executive Officers as a group (9 persons) (15)	6,943,902	13.88

(1)	The address for each of these beneficial owners is FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851.

(2)	For each individual or group identified in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by that person or group as indicated above by the sum of the 48,990,530 shares of Common Stock outstanding at October 23, 2006, and the number of shares of Common Stock that such person or group had the right to purchase on or within 60 days of October 23, 2006, including, but not limited to, upon exercise of the stock options.

(3)	Includes outstanding options to purchase 309,605 shares, which were exercisable on or within 60 days of October 23, 2006.

(4)	Includes outstanding options to purchase 15,300 shares, which were exercisable on or within 60 days of October 23, 2006.

(5)	Includes outstanding options to purchase 249,316 shares, which were exercisable on or within 60 days of October 23, 2006.

(6)	Includes outstanding options to purchase 113,057 shares, which were exercisable on or within 60 days of October 23, 2006.

(7)	Includes outstanding options to purchase 105,420 shares, which were exercisable on or within 60 days of October 23, 2006.

(8)	Includes outstanding options to purchase 83,624 shares, which were exercisable on or within 60 days of October 23, 2006.

(9)	Includes outstanding options to purchase 16,200 shares, which were exercisable on or within 60 days of October 23, 2006.

(10)	Includes outstanding options to purchase 25,800 shares, which were exercisable on or within 60 days of October 23, 2006.

(11)	Includes outstanding options to purchase 41,800 shares, which were exercisable on or within 60 days of October 23, 2006.

(12)	Includes outstanding options to purchase 75,300 shares, which were exercisable on or within 60 days of October 23, 2006.

(13)	Number of shares beneficially owned by Waddell & Reed Financial, Inc., at June 30, 2006, as indicated by Form 13-F Holdings Report File Number 28-7592 filed with the Securities and Exchange Commission on August 9, 2006. The address for Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, Overland Park, KS 66202.

(14)	Number of shares beneficially owned by T. Rowe Price Associates, Inc., at June 30, 2006, as indicated by Form 13-F Holdings Report File Number 28-115 filed with the Securities and Exchange Commission on August 14, 2006. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(15)	Includes options to purchase 1,035,422 shares, which were exercisable on or within 60 days of October 23, 2006.

**	Percentage of Common Stock is less than 0.5%.

Information Regarding Named Executive Officer Compensation

Cash Compensation.  The following table summarizes the compensation earned by FactSet’s named Executive Officers for the latest three fiscal years ended August 31, 2006.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards	Payouts
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation ($)(1)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(2)
Philip A. Hadley	2006	259,615	540,000	6,540	47,538	—	8,661
Chairman and Chief	2005	250,000	500,000	6,150	35,000	—	6,538
Executive Officer	2004	250,000	450,000	7,350	60,000	—	9,315

Michael F. DiChristina	2006	259,615	540,000	13,250	47,538	—	8,661
President and Chief	2005	250,000	500,000	13,032	35,000	—	6,538
Operating Officer	2004	250,000	450,000	4,100	60,000	—	9,315

Michael D. Frankenfield	2006	249,038	380,000	4,880	40,032	—	9,054
Senior Vice President and	2005	225,000	325,000	5,438	25,000	—	5,885
Director of U.S. Investment	2004	225,000	300,000	2,063	45,000	—	9,315
Management Services

Townsend Thomas	2006	184,615	165,000	838	25,020	—	7,385
Senior Vice President	2005	175,000	150,000	1,088	20,000	—	4,577
and Chief Content Officer	2004	175,000	120,000	3,733	15,000	—	9,315

Peter G. Walsh	2006	234,615	335,000	2,484	40,032	—	8,846
Senior Vice President,	2005	208,846	285,000	—	70,000	—	5,700
Chief Financial Officer	2004	N/A	N/A	N/A	N/A	N/A	N/A
and Treasurer

(1)	Fiscal 2006 amounts include $6,540; $13,250; $4,880; $838 and $2,484, respectively, for personal use of Company automobiles by Messrs. Hadley, DiChristina, Frankenfield, Thomas and Walsh. Fiscal 2005 amounts include $6,150; $13,032; $5,438 and $1,088, respectively, for personal use of Company automobiles by Messrs. Hadley, DiChristina, Frankenfield and Thomas. Fiscal 2004 amounts include $7,350; $4,100; $2,063 and $3,733, respectively, for personal use of Company automobiles by Messrs. Hadley, DiChristina, Frankenfield and Thomas.

(2)	Fiscal 2006 amounts represent matching contributions made by FactSet on behalf of each named Executive Officer to FactSet’s 401(k) plan. Fiscal 2005 amounts represent matching contributions made by FactSet on behalf of each named Executive Officer to FactSet’s 401(k) plan. Fiscal year 2004 amount of $9,315 represent annual employer contributions to the named Executive Officers’ ESOP accounts. During fiscal 2005, the Company terminated its ESOP plan and implemented an employer-funded matching component to its existing 401(k) retirement plan whereby FactSet matches up to 4% of employees’ bi-weekly earnings, capped at the IRS annual maximum.

Compensation Pursuant to Stock Options

Stock Option Grants in the Last Fiscal Year. During fiscal 2006, Messrs. Hadley, DiChristina, Thomas, Frankenfield and Walsh were granted stock options to purchase 47,538, 47,538, 25,020, 40,032 and 40,032 shares of FactSet’s Common Stock, respectively. The stock options granted during fiscal 2006 were comprised of service-based stock options and performance-based stock options.

Messrs. Hadley, DiChristina, Thomas, Frankenfield and Walsh were granted service-based stock options to purchase 18,975, 18,975, 9,987, 15,979 and 15,979 shares of FactSet’s Common Stock, respectively. The service-based stock options expire seven years from the date of grant and vest over a five-year period at a rate of 20% per beginning one year after the grant date.

During fiscal 2006, Messrs. Hadley, DiChristina, Thomas, Frankenfield and Walsh were granted performance-based stock options to purchase 28,563, 28,563, 15,033, 24,053 and 24,053 shares of FactSet’s Common Stock, respectively. The number of performance-based options that ultimately vest will be predicated on FactSet achieving certain financial performance levels for fiscal years 2007 and 2008. Dependent on the financial performance levels attained by FactSet during fiscal years 2007 and 2008, 0%, 20%, 60% or 100% of the performance-based stock options will ultimately vest to the grantees of those stock options. The performance-based options expire seven years from the date of grant and vest over a five-year period at a rate of 41.67% on the 25-month anniversary of the grant date and 20% per year thereafter.

The option exercise price for each grant was fair market value of FactSet’s stock on the grant date. No other stock option grants were made to the Named Executive Officers in fiscal 2006.

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal 2006 (%)	Exercise or Base Price ($/sh)	Expiration Date	Grant Date(1) Fair Value ($)
Philip A. Hadley	47,538	3.0	$43.39	8/14/2013	$760,007
Michael F. DiChristina	47,538	3.0	$43.39	8/14/2013	760,007
Michael D. Frankenfield	40,032	2.5	$43.39	8/14/2013	640,006
Townsend Thomas	25,020	1.6	$43.39	8/14/2013	400,004
Peter G. Walsh	40,032	2.5	$43.39	8/14/2013	640,006

(1)	The grant date fair value amounts assume 100% of the performance-based stock options will vest. The fair values of the option grants are estimated using binomial option-pricing models. Assumptions utilized in the models were term structure of risk-free rates of return ranging from 4.97% to 5.18%, term structure of volatility ranging from 30%–44% and a dividend yield of 0.51%. Expected life, an output in a binomial option-pricing model, is 4.68 years for the service-based stock options and 5.22 years for the performance-based stock options.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

The following table provides information on stock option exercises in fiscal 2006 by the named Executive Officers and the value of such officers’ unexercised stock options at August 31, 2006.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) (2)
Name	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Philip A. Hadley	8,860	250,522	300,232	110,196	$7,138,471	$1,220,690
M. DiChristina	33,750	1,364,624	240,957	110,196	5,333,161	1,220,677
M. Frankenfield	39,262	1,272,988	105,876	86,354	2,292,203	911,175
Townsend Thomas	58,120	1,721,628	101,586	50,313	2,420,312	477,879
Peter G. Walsh	—	—	75,783	109,248	1,624,558	1,186,131

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Based upon the market price of $44.10 per share, which was the closing selling price per share of Common Stock on the New York Stock Exchange on the last day of FactSet’s 2006 fiscal year, less the option exercise price payable per share.

Report on Executive Compensation

The Compensation Committee (the “Committee”) is responsible for administering FactSet’s executive compensation policies and practices. The Committee is composed solely of independent directors and reports regularly to the Board. Independent directors are not eligible to participate in any of the plans or programs the Committee administers. In fiscal 2006, the Committee reviewed compensation, including stock options, for the Chairman and the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Chief Content Officer and the Director of U.S. Investment Management Services. The Committee reviews and approves the aggregate number of options granted to employees to purchase Common Stock of FactSet. The Committee also reviews the compensation, including stock options, for each senior executive team member as well as for those employees who report directly to either the Chief Executive Officer or the Chief Operating Officer.

Compensation for the named Executive Officers and other key management positions is designed to:

1.	Attract, retain and motivate key personnel.

2.	Be competitive with compensation offered for similar positions by other companies in the technology and financial services industries.

3.	Tie a meaningful portion of compensation to our operating and financial performance through annual bonuses.

4.	Link the financial interests of key employees and FactSet’s stockholders via stock-based incentives.

Overall, we aim to deliver compensation contingent on achievement of superior levels of Company and individual performance. Compensation is delivered through three major components, as described below:

Base Salary.  Base salaries have been established according to the experience and qualifications of the individual executives. Generally, base salaries are intended to be sufficiently competitive to attract and retain key employees, although they are secondary to a view of total cash compensation.

Annual Bonus.  Annual bonuses have been determined on a discretionary basis considering a number of factors including FactSet’s profitability, revenue growth, achievement of strategic and department goals, individual performance and competitive market practices. In the normal course of business, the Committee determines the bonuses for the named Executive Officers based on our operational and financial performance.

Stock Based Incentives.  Stock options have been intended to align incentives with long-term stock performance and act as a motivational and retention tool. Stock option grants were made in fiscal 2006 to selected employees based on individual contribution and potential.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named Executive Officers. As such, compensation paid in fiscal 2006 by FactSet is fully tax-deductible. The tax deductibility of compensation for the named Executive Officers will be preserved as long as such actions are consistent with the Committee’s compensation policies and objectives and are in the best interests of the Company and its stockholders.

The Committee believes that the fiscal 2006 compensation of the named Executive Officers was aligned with FactSet’s performance and returns to shareholders and provided a balanced mix between base pay and incentive compensation.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Joseph E. Laird, Jr., Chairman            James J. McGonigle

Employment Agreements

On March 1, 2005, an oral agreement between the FactSet and Mr. Walsh became effective that amended an existing letter agreement with the Company dated September 20, 1999 (the “Letter Agreement”). Under the terms of the amendment, Mr. Walsh became the fourth ranked officer of the Company. The amendment reaffirmed the Letter Agreement, which remains in effect and which is to be superseded by a written agreement only if all other officers of the Company ranked more highly than Mr. Walsh also enter into written employment agreements with the Company. The Letter Agreement grants to Mr. Walsh: (i) a payment equal to his compensation in the prior twelve months if his employment is terminated without cause; and (ii) a payment equal to twice his compensation in the prior twelve months and benefits for 24 months in the event of a change of control of the Company. At the end of fiscal 2006, the Company did not have employment agreements with Messrs. Hadley, DiChristina, Frankenfield or Thomas.

Performance Graph. Comparison of cumulative total return among FactSet, the S&P 500 Index, and the NASDAQ Computer Index.

At August 31, 2006 the price per common share was $44.10. At fiscal year-end 2005, 2004, 2003, 2002 and 2001, the price per common share was $35.00, $29.69, $32.37, $16.53 and $16.90, respectively. All share prices give retroactive effect to the 3-for-2 stock split that occurred on February 4, 2005. The stock performance graph assumes an investment of $100 on August 31, 2001 in FactSet Common Stock and an investment of $100 at that time in both the S&P 500 Index and the NASDAQ Computer Index. This performance graph assumes reinvestment of dividends for FactSet Common Stock and the S&P 500 Index only.

Equity Compensation Plan Information

The following table provides certain information as of August 31, 2006 with respect to our equity compensation plans:

Thousands, except per share data At August 31, 2006	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	7,668	$26.37	6,316
Equity compensation plans not approved by security holders	—	—	—
Total	7,668	$26.37	6,316

II. Matters Requiring Shareholder Vote

1.  Election of Directors

Shareholders will elect two Directors at the Annual Meeting of Stockholders. Each Director will hold office for a term not exceeding three years or until a successor is elected and qualified. Your proxy will be voted in favor of the following persons to serve as directors, unless you indicate to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate when the election occurs, your proxy will be voted to elect another nominee to be designated by the Nominating and Corporate Governance Committee of the Board to fill any vacancy. The Board requests that you vote for the following nominees to serve a three-year term expiring in concurrence with the Annual Meeting of Stockholders for fiscal year 2009:

Scott. A. Billeadeau Refer to page 1 for Mr. Billeadeau’s biography and pages 3 and 4 and page 8 for information about Mr. Billeadeau’s stock ownership and compensation.

Philip A. Hadley. Refer to page 2 for Mr. Hadley’s biography and pages 3 and 4 and pages 8 through 11 for information about Mr. Hadley’s stock ownership and compensation.

2.  Ratification of Independent Registered Public Accounting Firm

The Board requests that you ratify its selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for FactSet for the fiscal year ending August 31, 2007 subject to the execution of an engagement letter. If you do not ratify the selection of PricewaterhouseCoopers LLP, the Board will select another independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

III.  Solicitation of Proxies

The Board solicits the proxy accompanying this Proxy Statement. Officers, directors and regular supervisory and executive employees of FactSet, none of whom will receive any additional compensation for their services, may solicit proxies. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. FactSet will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. FactSet will pay all of the costs of solicitation of proxies, estimated at approximately $45,000 for the printing and distribution of the proxies, which are mailed along with our annual report.

If you hold your shares through a bank, broker or other holder of record and share a single address and same last name with another stockholder, you may have received notice that only one Proxy Statement and Annual Report will be sent to your address unless you instructed the holder of record to the contrary. This practice, known as “householding”, reduces multiple mailings to your household and also reduces our printing and postage costs. However, if you wish to receive additional copies of our Proxy Statement or Annual Report, please contact our Investor Relations Department at 203-810-1000 or write to that department at our corporate headquarters address. If you hold your shares through a bank, broker or other holder of record, you can request householding by contacting the holder of record.

IV.  Vote Tabulation

Vote Required. Under the Delaware General Corporation Law, the election of FactSet’s Directors requires a plurality of the votes represented in person or by proxy at the Meeting and the ratification of the selection of independent public auditors requires that the votes in favor exceed the votes against. Mellon Investor Services will tabulate votes cast by proxy or in person at the Meeting.

Effect of an Abstention and Broker Non-Votes.  If you abstain from voting on any or all proposals you will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies at their own discretion.

V.  Proposals of Stockholders

Proposals of stockholders intended to be presented at the fiscal year 2007 Annual Meeting of Stockholders must be received by us, attention of Ms. Rachel R. Stern, FactSet’s Secretary, at our principal executive offices, no later than August 1, 2007, to be included in our fiscal year 2007 Proxy Statement.

VI.  Other Matters

The Board does not intend to bring any other business before the Meeting and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. However, as to any other business, which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Rachel R. Stern
Vice President, General Counsel and Secretary
Norwalk, Connecticut, November 10, 2006

Exhibit I

Audit Committee Charter

I.	Purpose

The Audit Committee of the board of directors of FactSet Research Systems Inc. (the “Company” or “FactSet”) shall consist of a minimum of three directors. Members of the Committee and its Chairman shall be appointed by the Board of Directors (the “Board”) upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board in its discretion at any time. All members of the Committee shall be independent Directors as required by the regulations set forth in 17 C.F.R. § 240.10A-3(b) (Exchange Act Rule 10A-3(b)) and the listing standards of the New York Stock Exchange (“NYSE”). All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a “financial expert,” as defined by 17 C.F.R. § 229.401 (Securities Act Rule 401).

The purpose of the Committee is to assist the Board in its oversight of the financial statements and publicly available financial information of the Company, the Company’s compliance with legal and regulatory requirements related to its accounting, the independence and qualifications of the independent public accountants (the “IPA”), and the performance of the Company’s internal audit function. The Committee is further responsible for the preparation of a report of the Audit Committee for inclusion in the Company’s proxy statement or annual report of Form 10-K. No Committee member shall serve on more than two other audit committees of public companies.

In furtherance of its responsibilities, the Committee shall:

A.	Provide an open avenue of communication between the IPA and the Board including creating an environment where it is clear that the IPA is ultimately accountable to the Committee. The Committee shall report actions and recommendations to the Board, as appropriate. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval. The Committee will perform an evaluation of the effectiveness of the Committee at least annually as well.

B.	Discuss with management and the IPA the annual audited financial statements and quarterly financial statements and related footnotes, including such matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements.

C.	Recommend, for shareholder approval, the IPA to examine the Company’s accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, retain, compensate, evaluate and if necessary, replace the IPA [with shareholder ratification, as desired by the Company]. The IPA shall report directly to the Committee. The Committee shall have the sole authority to approve all audit engagement fees and terms. The Committee shall pre-approve any non-audit service provided to the Company by the Company’s IPA. The Committee shall consider, in consultation with the IPA, its audit scope and plan as well as review and approve the annual compensation of the IPA. The Committee shall also establish a policy for hiring employees and former employees of the IPA.

D.	Discuss with management and the IPA, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps management has taken to minimize such exposure. Such discussion shall also include a review of contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Committee shall also review the Company’s insurance program.

E.	Review with the IPA the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

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F.	Review with management the Company’s internal system of audit and financial controls and the results of internal audits. The Committee shall review with the IPA the matters to be discussed by Statement of Auditing Standards No.61, including deficiencies in internal controls, fraud, management judgments and estimates, audit adjustments, audit difficulties and the IPA’s judgments about the quality of the Company’s accounting practices.

G.	Obtain on an annual basis a formal written statement from the IPA delineating all relationships between the IPA and the Company and review and discuss with the IPA all significant relationships the IPA have with the Company which may affect the IPA’s independence. The Committee shall also set policies for the hiring of employees or former employees of the Company’s IPA.

H.	Review policies and procedures with respect to officers’ expense accounts and perquisites. The Committee shall investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. In connection with these reviews, the Committee shall consider the results of any review this area by the IPA and meet, as deemed appropriate, with the general counsel and other Company officers or employees.

I.	Establish procedures for (a) the receipt, retention and treatment of complaints received by Company employees regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

II.	Audit Committee Meetings

The Committee will meet on a regular basis at least quarterly, and will hold special meetings as circumstances and events require. The timing of the meetings shall be determined by the Audit Committee. However, the Committee will meet at any time that the IPA believe communication to the Committee is required. At each regular meeting the Committee will meet separately with representatives of the IPA and management [and parties performing an internal control function, as applicable]. At all Audit Committee meetings a majority of the total number of members shall constitute a quorum. A majority of the members of the Committee shall be empowered to act on behalf of the Committee. Minutes shall be kept of each meeting of the Committee. The Committee shall have authority and appropriate funding to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. Through its meetings, the Committee shall further have the authority to perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

Approved by the Board of Directors of FactSet Research Systems Inc.

September 15, 2003

Reviewed and affirmed on March 20, 2006

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO NOMINEES AND FOR PROPOSAL 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

			FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	TO ELECT TWO (2) MEMBERS TO THE BOARD OF DIRECTORS OF FACTSET RESEARCH SYSTEMS INC.		☐	☐	2.	TO RATIFY THE APPOINTMENT OF THE ACCOUNTING FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.	☐	☐	☐
	Nominees:	01 Scott A. Billeadeau 02 Philip A. Hadley			3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date
Please sign exactly as your name appears on this card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.
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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/fds Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

FactSet Research Systems Inc.

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I

FACTSET RESEARCH SYSTEMS INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 19, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FACTSET RESEARCH SYSTEMS INC.

You hereby appoint the Secretary of FactSet Research Systems Inc. with full power of substitution, as your attorneys and proxies to vote the shares of Common Stock of FactSet Research Systems Inc., which you are entitled to vote at the Annual Meeting of stockholders of the Company to be held at 601 Merritt 7, Norwalk, Connecticut 06851, on December 19, 2006, at 2:00 p.m. Eastern Standard Time and at any adjournments and postponements of the Annual Meeting, with all the power you would possess if personally present, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner you direct in this proxy. If you make no direction, this proxy will be voted FOR the election of the two nominees listed in proposal 1 and FOR proposal 2. You authorize the proxy holders, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

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